UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 16, 2024

Federal Home Loan Bank of Pittsburgh

(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 412-288-3400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 16, 2024, the Board of Directors (“Board”) of the Federal Home Loan Bank of Pittsburgh (“Bank”) elected Thomas A. Hendry, Senior Vice President and Treasurer of New York Life Insurance and Annuity Corporation, to fill its vacant Delaware Member Director position, effective immediately. Mr. Hendry was elected, in accordance with the rules of the Federal Housing Finance Agency (the “Agency”), to serve the remainder of former Delaware Member Director Pamela C. Asbury’s term, which expires on December 31, 2027.

Mr. Hendry will serve on the Finance Committee, the Enterprise Risk Management Committee (a Committee comprised of the entire Board), and the Diversity, Equity & Inclusion Committee (a Committee comprised of the entire Board).

The Board also elected Nathaniel S. Bonnell, Chairman, President and CEO of Citizens Bank of West Virginia, to fill its vacant West Virginia Member Director position, effective immediately. Mr. Bonnell was elected, in accordance with the rules of the Agency, to serve the remainder of former West Virginia Member Director H. Charles Maddy, III’s term, which expires on December 31, 2026.

Mr. Bonnell will serve on the Operational Risk Committee, the Enterprise Risk Management Committee (a Committee comprised of the entire Board), and the Diversity, Equity & Inclusion Committee (a Committee comprised of the entire Board).

Mr. Hendry and Mr. Bonnell will be compensated in accordance with the Bank’s 2024 Directors’ Compensation Policy as described in the Bank’s 2023 Form 10-K filed with the Securities and Exchange Commission on March 6, 2024.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a press release issued by the Bank announcing the election of Mr. Hendry and Mr. Bonnell. The Bank is a cooperative and, as such, most of the Bank’s business is conducted with its members. In the normal course of its business, the Bank extends credit to, and transacts other business with, members whose officers or directors may serve as Member Directors of the Bank. It is the Bank’s policy to extend credit to, and transact other business with, members having directors or officers serving on the Bank’s Board on terms and conditions that are no more favorable than the terms and conditions of comparable transactions with similarly situated members having no Board representation.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the Bank’s press release regarding Mr. Hendry’s and Mr. Bonnell’s election to the Board. The information being furnished pursuant to Item 7.01 on this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 is furnished herewith.

Exhibit No. Description

99.1 Press Release, dated August 20, 2024, issued by the Bank

Description

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

August 20, 2024	By:	/s/ Peggy Delinois Hamilton
Name: Peggy Delinois Hamilton
Title: General Counsel & Corporate Secretary